SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2004

Delco Remy International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive		46013
Anderson, Indiana		(Zip Code)
(Address of principal executive offices)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated April 8, 2004, announcing the pricing of $125 million of Second-Priority Senior Secured Floating Rate Notes due 2009 and $150 million of 9 3/8% Senior Subordinated Notes due 2012.

Item 9.	Regulation FD Disclosure

On April 8, 2004, Delco Remy International, Inc. issued a press release announcing the pricing of $125 million of Second-Priority Senior Secured Floating Rate Notes due 2009 and $150 million of 9 3/8% Senior Subordinated Notes due 2012. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2004	DELCO REMY INTERNATIONAL, INC.

	By:	/s/ Rajesh K. Shah

	Name:	Rajesh K. Shah
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated April 8, 2004, announcing plans to price $125 million of Second-Priority Senior Secured Floating Rate Notes due 2009 and $150 million of 9 3/8% Senior Subordinated Notes due 2012.